Exhibit 99.1

Ebix Reaffirms Business Outlook for 2021 and Beyond

JOHNS CREEK, GA – February 22, 2021 – Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries, today reaffirmed a positive outlook for the year 2021 and beyond.

The Company decided to issue this release in response to investor questions over the weekend. The Company asserted the following in response to specific questions –

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How is the Company’s financial health? - The Company’s financial health is in better shape than ever, as reflected in our operating cash flows through the end of 2020. The Company continues to generate strong cash flows. As of 15th February 2020, the Company’s cash and cash equivalents (including any restricted cash) amounted to greater than $140 million, including the $30 million earmarked for a new US acquisition that is back in Ebix’s operating bank account.

•	When is the EbixCash IPO targeted for? The Company is targeting the EbixCash IPO towards the end of 2021, in consultation with its investment bankers.

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Does the Company suspect any fraud or wrongdoing? Has any such aspersion been made by anyone? No one has made any such aspersion in any manner whatsoever. The Company is not aware of any wrongdoing in any manner nor is aware of any such aspersion being made by anyone.

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What is the income materiality of the Gift card business? As elaborated in our previous press release, the unaudited operating income from our gift card business was less than $1.4 million for the full year 2020 and less than $1 million for Q4 2020. The Company believes that the accounting, including for our gift card business, is consistent with GAAP.

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Does the gift card business involve extending payment terms to EbixCash customers? Over 95% of the sales of gift cards do not involve extending payment terms to EbixCash’s corporate customers. Payments are collected concurrently with the issuance of the gift cards and the gift cards are not activated until the upfront payment for the cards is received. There are a small number of corporate customers that are multi-solution or multi-service partners of EbixCash that the Company has extended payment terms to related to gift card purchases, but those sales represent a small percentage of overall gift card sales (less than 5%).

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Was the $30 million amount earmarked for a past acquisition or a new acquisition? What geography was the acquisition targeted in? Does the classification of the $30 million in any way have any impact on operating cash flows? The $30 million amount was earmarked for a new software industry acquisition in the United States. The treatment of the cash amount is a balance sheet classification determination and has no impact on the operating cash flow of the Company.

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Is the 95% growth in gift card business in Q4 2020 “unusual”? The term “significant unusual transactions” is an accounting term, defined as “a transaction that is outside the normal course of business for the company or that otherwise appears to be unusual due to its timing, size, or nature.” In this regard, we note that our gift card business revenues grew substantially in Q4 2020. The increase in gift card revenues was driven by the increased use of digital money in India during the Covid-19 pandemic and the renewed push by the Company to grow its payment solutions business.

About Ebix

With a “Phygital” strategy that combines 320,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, foreign exchange (Forex), travel, pre-paid & gift cards, utility payments, lending, wealth management etc. in India and other markets. EbixCash’s Forex operations have emerged as a leader in India’s airport Foreign Exchange business with operations in 32 international airports including Delhi, Mumbai, Bangalore, Hyderabad, Chennai and Kolkata, conducting over $4.8 billion in gross transaction value per year. EbixCash’s inward remittance business in India conducts approx. $6.5 billion gross annual remittance business, confirming its undisputed leadership position in India. EbixCash, through its travel portfolio of Via and Mercury, is also one of Southeast Asia’s leading travel exchanges with over 2,200+ employees, 212,450+ agent network, 25 branches and over 9,800 corporate clients; processing an estimated $2.5 billion in gross merchandise value per year. EbixCash’s Financial Technology solutions are today deployed across prestigious financial institutions and Banks in 44 countries. For more information, visit the Company’s website at www.ebixcash.com

With 50+ offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the Insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service (“SaaS”) enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administration and risk compliance services, around the world. For more information, visit the Company’s website at www.ebix.com

FORWARD LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “seeks,” “may” or other similar words, phrases or expressions and variations or negatives of these words. Readers of this press release should understand that these statements are not guarantees of performance or results. Many risks and uncertainties could affect actual results and cause them to vary materially from the expectations contained in the forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the potential impacts of RSM’s resignation; the ability to, as well as the ability to timely, engage a new independent registered public accounting firm; the risk of litigation or regulatory action arising from these matters, from the failure to timely file the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”) or from the resignation of the RSM; the timing of the review by, and the conclusions of, the Company’s new independent auditor regarding these matters and its impact on the financial statements; possible default by the Company under its credit facility; the ability of the Company to remediate any material weaknesses in internal control over financial reporting; potential reputational damage that the Company may suffer as a result of these matters or the resignation of RSM; the impact of these matters and the resignation of RSM on the value of the Company’s stock; and the risk that the filing of the Annual Report will take longer than anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us speaks only as of the date of this report. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Contact:

Darren Joseph

IR@ebix.com or +1 678 281 2027

David Collins or Chris Eddy

Catalyst Global + 1 212-924-9800 or ebix@catalyst-ir.com